UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 27, 2003

HYPERTENSION DIAGNOSTICS, INC. (Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

ITEM 5. OTHER EVENTS.
SIGNATURE

Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

     On March 10, 2003, Hypertension Diagnostics, Inc. (the “Company”) filed a Current Report on Form 8-K dated February 26, 2003 disclosing that, in connection with the Company’s efforts to raise additional capital, the Company had reached an agreement with the holders of its 8% Convertible Notes Due March 27, 2005 (the “Notes”) for a forbearance from any demand for repayment of principal, interest or any penalty relating to such Notes and to forbear from conversion of such Notes until March 27, 2003.

     The February 26, 2003 forbearance agreement terminated by its terms on March 27, 2003. The Company has not secured any agreement from the Note holders to forbear from any action subsequent to March 27, 2003. However, the Company is currently negotiating with the holders of its Notes to extend this forbearance period. There can be no assurance that the Note holders will agree to any extension of this forbearance period. Without the forbearance agreement and because of existing covenant defaults under the Notes, a holder of the Notes may demand cash repayment of 130% of the then-outstanding principal amount of the Note and any accrued but unpaid interest and may recommence conversions of the Notes at any time following March 27, 2003. On April 3, 2003, one of the Note holders converted a portion of the principal and accrued but unpaid interest relating to its Note. As of April 4, 2003, there was $605,959.50 in outstanding principal and $398.44 in accrued but unpaid interest relating to the Notes, reflecting this April 3, 2003 conversion.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC

By	/s/ James S. Murphy Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: April 7, 2003